     As filed with the Securities and Exchange Commission on APRIL 25, 2000


                                                      Registration No. 333-30644
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                               Amendment No. 2 to
                         Form S-3 Registration Statement

                        Under the Securities Act of 1933

                                  ------------


                                   CRAY, INC.

             (Exact name of registrant as specified in its charter)

                                  ------------

            WASHINGTON                                          93-0962605
   (State or other jurisdiction                                (IRS Employer
 of incorporation or organization)                           Identification No.)

                             411 First Avenue South
                                    Suite 600
                                Seattle, WA 98104
                           (206) 701-2000 (telephone)
                           (206) 701-2500 (facsimile)
            (Address, including zip code, and telephone and facsimile
              numbers, including area code, of principal executive
                                    offices)

                                  ------------

                   Kenneth W. Johnson, Chief Financial Officer

                                   CRAY, INC.

                             411 First Avenue South
                                    Suite 600
                                Seattle, WA 98104
                           (206) 701-2000 (telephone)
                           (206) 701-2500 (facsimile)
                (Name, address, including zip code, and telephone
        and facsimile numbers, including area code, of agent for service)

                                    Copy to:
                               Christopher J. Voss
                                 Stoel Rives LLP
                          One Union Square, 36th Floor
                             Seattle, WA 98101-3197
                           (206) 624-0900 (telephone)
                           (206) 386-7500 (facsimile)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
      From time to time after this registration statement becomes effective

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS, Subject to Completion, dated APRIL 25, 2000
                                         ---------------

                                   CRAY, INC.

                        5,536,875 SHARES OF COMMON STOCK




        These shares of Common Stock are being offered and sold from time to time by certain of our current shareholders.

        The selling shareholders may sell the shares from time to time at fixed prices, market prices, prices computed with formulas based on market prices, or at negotiated prices, and may engage a broker or dealer to sell the shares. For additional information on the selling shareholders' possible methods of sale, you should refer to the section of this prospectus entitled "Plan of Distribution" on page 6. We will not receive any proceeds from the sale of the shares, but will bear the costs relating to the registration of the shares.



        Our Common Stock is traded on the Nasdaq National Market under the symbol "CRAY." On APRIL 20, 2000, the closing price for our Common Stock was $4.2188 per share.


                         -------------------------------


        THE SHARES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 AND IN OUR FUTURE FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS, IN DETERMINING WHETHER TO PURCHASE SHARES OF OUR COMMON STOCK.


                         -------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SHARES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         -------------------------------

                   The date of this Prospectus is _____, 2000.

                               TABLE OF CONTENTS




Section                                                                Page
-------                                                                ----
Our Business ......................................................      3
Selling Shareholders ..............................................      3
Plan of Distribution ..............................................      8
                                                                         -
Experts ...........................................................     10
                                                                        --
Limitation of Liability and Indemnification .......................     10
                                                                        --
Information Incorporated by Reference .............................     11
                                                                        --
Available Information .............................................     12
                                                                        --





        You should rely only on information contained or incorporated by reference in this prospectus. See "Information Incorporated by Reference" on page 11. Neither CRAY nor the selling shareholders have authorized any other person to provide you with information different from that contained in this prospectus.



        The shares of Common Stock are not being offered in any jurisdiction where the offering is not permitted.

                                  OUR BUSINESS



        CRAY, INC., FORMERLY KNOWN AS Tera Computer Company, designs, builds and sells high-performance computer systems, sometimes referred to as "supercomputers." Our executive offices are located at Merrill Place, Suite 600, 411 First Avenue South, Seattle, WA 98104-2860, and our telephone number is
(206) 701-2000.



                              SELLING SHAREHOLDERS

        On February 2, 2000, we issued an aggregate of 5,226,875 shares of our common stock to 28 investors in a private placement (the "February Placement") that is described more fully in our Current Report on Form 8-K for the event of February 2, 2000, as filed with the Securities and Exchange Commission on February 15, 2000. Except as noted below, each investor acquired the number of shares of our common stock set forth opposite their respective names under the heading "Shares Being Offered" on the selling shareholder table below.



        At various times during 1999, we issued warrants to purchase shares of our common stock to another ten of the selling shareholders listed on the table below, INCLUDING KIRLIN SECURITIES, INC., A REGISTERED BROKER-DEALER, in consideration for financial ADVISORY and related services.

        The following table sets forth certain information as of February 3, 2000 regarding the selling shareholders' ownership of our common stock and as adjusted to reflect the selling SHAREHOLDERS' ownership of our common stock if all shares covered by this prospectus are sold. The shares covered by this prospectus include:



        - shares of common stock issued to certain of the selling shareholders in the February Placement;



        - shares of common stock issuable upon exercise of warrants issued to certain of the selling shareholders as payment for FINANCIAL ADVISORY services in January 1999;

        - shares of common stock issuable upon exercise of warrants issued to certain of the selling shareholders as payment for FINANCIAL ADVISORY services in March 1999; and

        - shares of common stock issuable upon exercise of a warrant issued to certain of the selling shareholders for FINANCIAL ADVISORY services in connection with a private placement of OUR securities.

        The selling shareholders' percentage of ownership after this offering is based on 31,430,021 shares of common stock that were outstanding as of February 3, 2000, and assumes no exercise of any outstanding options or warrants after February 3, 2000.



                                                                           Ownership After Offering
                                     Shares                                  if All Shares Offered
                                 Owned Prior to      Shares Being               Hereby Are Sold
Selling Shareholder                 Offering            Offered           Shares               Percent
-------------------                 --------            -------           -------              -------
Banca del Gottardo(1)               2,721,402         2,391,875           329,527                (1)

Castle Creek Technology
Partners LLC#(2)                      773,422           280,000           493,422               1.6%

William David Corbett                  25,000            25,000                 0                 0

Cranshire Capital, L.P.(3)            280,000           280,000                 0                 0

Angel Cruz#                                 0            57,000                 0                 0

DM Management, LLC(4)                 130,000           130,000                 0                 0

EDJ Limited(5)                         50,000            50,000                 0                 0

Jack E. Erlanger#                      25,000            25,000                 0                 0

Nathan Goldstein#                           0             6,000                 0                 0

Harpel Family Partnership(6)           76,450            29,840            46,610                 *

Harpel International, L.P.(6)          37,978            16,140            21,838                 *

Harpel Partners, L.P.(6)              345,109           107,820           237,239                 *

Harpel Select Growth,
L.P.(6)                               152,132            46,200           105,932                 *

Headwater Holdings, LLC#              200,000           200,000                 0                 0
                                                                                                 (7)
William Hott                           40,000            40,000                 0                 0

JMG Capital Partners, L.P.(8)         100,000           100,000                 0                 0

JMG Triton Offshore Fund
Ltd.(9)                               100,000           100,000                 0                 0


                                                                           Ownership After Offering
                                     Shares                                  if All Shares Offered
                                 Owned Prior to      Shares Being               Hereby Are Sold
Selling Shareholder                 Offering            Offered           Shares               Percent
-------------------                 --------            -------           -------              -------
Anthony J. Kirincic#                         0              6,000                 0                 0

Kirlin Securities, Inc.(10)+                 0             20,000                 0                 0

David O. Lidner#                             0              6,000                 0                 0

Ivan Lieberburg                         25,000             25,000                 0                 0

Christopher A. Marlett
Living Trust#                           30,000             30,000                 0                 0

MDB Capital Group, LLC(11)+             20,000             20,000                 0                 0

Montrose Investments Ltd.#(12)         800,000            400,000           400,000               1.3%

Nob Hill Capital
Associates, L.P.(13)                    15,000             15,000                 0                 0

Nob Hill Capital Partners,
L.P.(13)                                85,000             85,000                 0                 0

Thomas Parigian#                             0             64,000                 0                 0

Timothy R. Pask                         30,000             30,000                 0                 0

Thomas Poletti                               0              5,000                 0                 0

Photiney Poliak#                             0              5,000                 0                 0

Denise Reilly#                               0             31,000                 0                 0

Raymond Scott                           50,000             50,000                 0                 0

Gary J. Shemano aka The
Shemano Group Investment
Account#(14)                           100,000            100,000                 0                 0

David Stefansky#                        50,000             50,000                 0                 0

Strong River Investments(15)           811,864            600,000           211,864                 *

Trans-Union Group, Inc.(16)             20,000             20,000                 0                 0



                                                                           Ownership After Offering
                                     Shares                                  if All Shares Offered
                                 Owned Prior to      Shares Being               Hereby Are Sold
Selling Shareholder                 Offering            Offered           Shares               Percent
-------------------                 --------            -------           -------              -------

Viviana Partners, L.P.(16)           50,000             50,000              0                    0

Von Graffenried AG
Privatbank(17)                       60,000             60,000              0                    0

-----------------


+ Registered broker-dealer
# AFFILIATE OF REGISTERED BROKER-DEALER

* Less than 1%

(1) Banca del Gottardo has represented to us that it has purchased our common stock for its own account and on behalf of its private banking and other clients, that it possesses neither investment nor voting power with respect to these securities, and that neither Banca del Gottardo nor any client or group of affiliated clients owns more than one percent of our outstanding shares of common stock.


(2) CASTLE CREEK PARTNERS LLC IS THE INVESTMENT MANAGER FOR CASTLE CREEK TECHNOLOGY PARTNERS LLC, AND CONSEQUENTLY MAY BE DEEMED TO HAVE VOTING CONTROL AND INVESTMENT DISCRETION OVER THE SECURITIES HELD BY CASTLE CREEK TECHNOLOGY PARTNERS LLC. CASTLE CREEK PARTNERS LLC DISCLAIMS BENEFICIAL OWNERSHIP OF ALL SECURITIES OWNED BY CASTLE CREEK TECHNOLOGY PARTNERS LLC. Daniel Asher and John Ziegelman, MANAGING MEMBERS OF CASTLE CREEK PARTNERS LLC, MAY BE DEEMED AS A RESULT THEREOF TO BE THE BENEFICIAL OWNERS OF THE SECURITIES HELD BY CASTLE CREEK TECHNOLOGY PARTNERS LLC. MESSRS. ASHER AND ZIEGELMAN DISCLAIM SUCH BENEFICIAL OWNERSHIP.


(3)     Voting and/or investment power held by Downsview Capital, Inc. (Mitchell
        P. Kopin is sole shareholder, officer and director).


(4)     VOTING AND/OR INVESTMENT POWER HELD BY ROBERT L. MILLER AND MARC S.
        DRIER


(5)     Voting and/or investment power held by Jeffrey H. Porter.

(6)     Voting and/or investment power held by James W. Harpel.

(7)     Voting and/or investment power held by Jeff Goshay.

(8)     Voting and/or investment power held by Jonathan M. Glaser, Member
        Manager.

(9)     Voting and/or investment power held by Roger Richter.


(10)    Voting and/or investment power held by ANTHONY KIRINCIC.


(11) Voting and/or investment power held by Chris Marlett, Dyana Marlett, Anthony DiGandomenico and James D. Bowyer. MDB Capital Group is an NASD registered broker/dealer. The above-named individuals are NASD registered persons.

(12) Voting and/or investment power held by Harlan B. Korenvacs, Kenneth M. Hirsh, Laurence H. Lebowitz, William E. Rose, Richard L. Booth, David C. Haley and Jamiel A. Akhtar.

(13)    Voting and/or investment power held by Stephen R. Mittel.

(14) Voting and/or investment power held by Gary Shemano, aka Shemano Group Investment Account.

(15) Voting and/or investment power held by Tom Waugh, Managing Director, Cavallo Capital Corp.

(16) Voting and/or investment power held by Robert Yin Chin Lee and Robert Hsiang Lin Wu.

(17)    Voting and/or investment power held by Stuart Zimmerman.

(17)    Voting and/or investment power held by Peter L. Heller and Fritz Rudolf.

        The shares of common stock listed as owned by Banca del Gottardo after this offering, together with 1,241,111 shares issuable upon exercise of warrants, have been registered for offer and sale by Banca del Gottardo in Registration Statements on Form S-3, Registration Nos. 333-76223 and 333-83521. Banca del Gottardo has represented to us that it has purchased our common stock for its own account and on behalf of its private banking and other clients, that it possesses neither investment nor voting power with respect to these securities, and that neither Banca del Gottardo nor any client or group of affiliated clients owns more than one percent of our outstanding shares of common stock.

        The shares of common stock listed as owned by Castle Creek Technology Partners LLC, DM Management, LLC, Harpel Family Partnership, Harpel International, L.P., Harpel Partners, L.P., Harpel Select Growth, L.P., Montrose Investments Ltd. and Strong River Investments after this offering have been registered for offer and sale by these selling shareholders in a Registration Statement on Form S-3, Registration No. 333-83521.

        Except as set forth below, none of the selling shareholders has held any positions or office or had any other material relationship with us or any of our affiliates within the past three years:



        -      On February 2, 2000, Castle Creek Technology Partners LLC filed a
               Schedule 13 G/A, indicating that it had beneficial ownership of 1,552,744 shares, or 6.2%, of our outstanding common stock. ON MARCH 20, 2000, CASTLE CREEK TECHNOLOGY PARTNERS LLC FILED AN ADDITIONAL SCHEDULE 13G/A INDICATING THAT IT NO LONGER OWNED 5% OR MORE OF OUR OUTSTANDING COMMON STOCK.



        In recognition of the fact that the selling shareholders may wish to be legally permitted to sell their shares when they deem appropriate, we have agreed with the selling shareholders to file with the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933 (the "Securities Act"), a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale of the shares, and have agreed to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until the shares are no longer required to be registered for sale by the selling shareholders.

                              PLAN OF DISTRIBUTION



        CRAY is registering the shares covered by this prospectus for the selling shareholders. As used in this prospectus, "selling shareholders" includes the pledgees, donees, transferees or others who may later hold the selling shareholders' interest. CRAY will pay the costs and fees of registering the shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares. CRAY and the selling shareholders each have agreed to indemnify the other against certain liabilities, including liabilities arising under the Securities Act, that relate to statements or omissions in the registration statement of which this prospectus forms a part.



        The selling shareholders may sell the shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. In addition, the selling shareholders may sell some or all of their shares through:

        - a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

        - purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;



        -       TRANSACTIONS DIRECTLY WITH A MARKET MAKER;

        -       IN PRIVATELY REGISTERED TRANSACTIONS NOT INVOLVING A BROKER; OR



        - ordinary brokerage transactions and transactions in which a broker solicits purchases.

        When selling the shares, the selling shareholders may enter into hedging transactions. For example, the selling shareholders may:

        - enter into transactions involving short sales of the shares by broker-dealers;

        - sell shares short themselves and redeliver such shares to close out their short positions;

        - enter into option or other types of transactions that require the selling shareholder to deliver shares to a broker-dealer, who will then resell or transfer the shares under this prospectus; or

        - loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.



        WE HAVE BEEN ADVISED THAT AN AFFILIATE OF CASTLE CREEK TECHNOLOGY PARTNERS LLC HAS A SHORT POSITION IN OUR COMMON STOCK. CASTLE CREEK TECHNOLOGY PARTNERS LLC HAS CONFIRMED TO US THAT NONE OF THE SHARES COVERED BY THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART WILL BE USED TO COVER ANY PORTION OF THIS SHORT POSITION.

        REGULATION M UNDER THE SECURITIES EXCHANGE ACT OF 1934 PROVIDES THAT DURING THE PERIOD THAT ANY PERSON IS ENGAGED IN THE DISTRIBUTION, AS SO DEFINED IN REGULATION M, OF OUR COMMON STOCK, SUCH PERSON GENERALLY MAY NOT PURCHASE SHARES OF OUR COMMON STOCK. THE SELLING SHAREHOLDERS ARE SUBJECT TO APPLICABLE PROVISIONS OF THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934 AND THE RULES AND REGULATIONS THEREUNDER, INCLUDING, WITHOUT LIMITATION, REGULATION M, WHICH PROVISIONS MAY LIMIT THE TIMING OF PURCHASES AND SALES OF SHARES OF OUR COMMON STOCK BY THE SELLING SHAREHOLDERS. THE FOREGOING MAY AFFECT THE MARKETABILITY OF OUR COMMON STOCK.



        The selling shareholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling shareholders may allow other broker-dealers to participate in resales. However, the selling shareholders and any broker-dealers involved in the sale or resale of the shares may qualify as "underwriters" within the meaning of the Section 2(a)(11) of the Securities Act. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act. If the selling shareholders qualify as "underwriters," they will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.



        EACH SELLING SHAREHOLDER THAT IS IDENTIFIED ON THE SELLING SHAREHOLDER TABLE BEGINNING ON PAGE 4 AS A REGISTERED BROKER-DEALER OR AS AN AFFILIATE OF A REGISTERED BROKER-DEALER (I) PURCHASED THE SHARES OF OUR COMMON STOCK INCLUDED IN THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART IN THE ORDINARY COURSE OF BUSINESS AND (II) AT THE TIME OF PURCHASE, HAD NO AGREEMENTS OR UNDERSTANDINGS, DIRECTLY OR INDIRECTLY, WITH ANY PERSON TO DISTRIBUTE THE SECURITIES.



        In addition to selling their shares under this prospectus, the selling shareholders may:

        - agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the shares, including liabilities arising under the Securities Act;

        - transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

        - sell their shares under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

        Upon notification by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing the material terms of the transaction. In addition, we will file a supplement to this prospectus if a selling shareholder notifies us that a donee or pledgee intends to sell more than 500 shares.

                                     EXPERTS



        The balance sheets of CRAY, INC., FORMERLY KNOWN AS Tera Computer Company, as of December 31, 1998 AND 1999 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference into this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report with respect thereto, which report includes an explanatory paragraph concerning our ability to continue as a going-concern, and has been incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



                   LIMITATION OF LIABILITY AND INDEMNIFICATION



        Our Restated Articles of Incorporation provide that, to the fullest extent permitted by the Washington Business Corporation Act, our directors will not be liable for monetary damages to CRAY or its shareholders, excluding, however, liability for acts or omissions involving intentional misconduct or knowing violations of law, illegal distributions or transactions from which the director receives benefits to which the director is not legally entitled. Our Restated Bylaws provide that CRAY will indemnify its directors and, by action of the Board of Directors, may indemnify its officers, employees and other agents to the fullest extent permitted by applicable law, except for any legal proceeding that is initiated by such directors, officers, employees or agents without authorization of the Board of Directors.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of CRAY pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.



                      INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" our publicly-filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede the information contained in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders have sold all the shares.

        The following documents filed with the SEC are incorporated by reference in this prospectus:



        1.      Our Annual Report on Form 10-K for the year ended December 31,
                1999;

        2. OUR CURRENT REPORT ON FORM 8-K FOR THE EVENT OF APRIL 2, 2000, AS FILED WITH THE SEC ON APRIL 17, 2000;

        3. OUR CURRENT REPORT ON FORM 8-K FOR THE EVENT OF APRIL 3, 2000, AS FILED WITH THE SEC ON APRIL 5, 2000;



        4. Our Current Report on Form 8-K for the event of March 1, 2000, as filed with the SEC on March 3, 2000;


        5. Our Current Report on Form 8-K for the event of February 2, 2000, as filed - with the SEC on February 15, 2000;


        6. Our DEFINITIVE PROXY STATEMENT, as filed with the SEC on APRIL 13, 2000; AND



        7. The description of our common stock set forth in our Registration Statement on Form SB-2 (Registration No. 33-95460-LA), including any amendment or report filed for the purpose of updating such description, as incorporated by reference in our Registration Statement on Form 8-A (Registration No. 0-26820), including the amendment thereto on Form 8-A/A.



        We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. You should direct any requests for documents to Investor Relations, CRAY, INC., 411 First Avenue South, Suite 600, Seattle, Washington 98104, Telephone (206) 701-2000.

        The information relating to CRAY contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents.



                              AVAILABLE INFORMATION

        This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with SEC rules.

        We file annual, quarterly and special reports and other information with the SEC. You may read and copy the Registration Statement and any other document that we file at the SEC's public reference rooms located at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

        Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete. You should refer to the copy of such contract or other document filed as an exhibit to the Registration Statement.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14.    Other Expenses of Issuance and Distribution.


        All expenses in connection with the issuance and distribution of the securities being registered will be paid by the Company. The following is an itemized statement of these expenses (all amounts are estimated except for the SEC and Nasdaq listing fees):



SEC Registration fee ......................................      $ 9,449

Nasdaq listing fee ........................................      $17,500

Legal fees ................................................      $ 8,000

Accountant's Fees .........................................      $ 3,000

Miscellaneous .............................................      $    51
                                                                 -------

Total .....................................................      $38,000
                                                                 =======




Item 15.    Indemnification of Officers and Directors.


        Article XII of the Company's Restated Articles of Incorporation and
Section 11 of the Company's Restated Bylaws require indemnification of directors, officers, employees and agents of the Company to the fullest extent permitted by the Washington Business Corporation Act (the "Act"). Sections 23B.08.500 through 23B.08.600 of the Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act.

        Section 23B.08.320 of the Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article XI of the Company's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Company and its shareholders.


Item 16.       Exhibits.

        3.1    Restated Articles of Incorporation of the Company(1)

        3.2    Restated Bylaws of the Company(1)

        5      Opinion on Legality(2)




        10.1 Form of Registration Rights Agreement, dated January 21, 2000 between the Company and certain selling shareholders (and schedule of similar AGREEMENTS)(3)

        10.2 Form of Purchase Agreement, dated January 21, 2000, between the Company and certain selling shareholders (and schedule of similar AGREEMENTS)(3)



        10.3   Form of Warrant, between the Company and DM Management, LLC(4)



        10.4 Form of Warrant, between the Company and CERTAIN selling shareholders (and schedule of similar WARRANTS)(2)



        23     Consent of Deloitte & Touche LLP

        24     Power of Attorney(2)

------------------
(1) Incorporated by reference to the Company's Current Report on Form 8-K for the event of May 21, 1999, filed with the Commission on July 21, 1999.

(2) Incorporated by reference to the Company's Registration Statement on Form S-3, Registration No. 333-30644, filed with the Commission on February 17, 2000.

(3) Incorporated by reference to the Company's Current Report on Form 8-K for the event of February 2, 2000, filed with the Commission on February 15, 2000.

(4) Incorporated by reference to Exhibit 10.2 on the Company's Current Report on Form 8-K for the event of June 21, 1999, filed with the Commission on June 30, 1999.


Item 17.    Undertakings.


        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

                      (i)    To include any prospectus required by Section 10(a)
                             (3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      provided, however, that paragraphs (a)(1)(i) and
                      (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
                Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on APRIL 21, 2000.

                                   CRAY, INC.



                                   By: /S/  James E. Rottsolk
                                      ----------------------------------------
                                            James E. Rottsolk
                                            Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 21st day of APRIL, 2000:



Signature and Title


               *
-------------------------------------
Terren S. Peizer, Chairman
of the Board of Directors


               *                                                *
-------------------------------------            ------------------------------
Burton J. Smith, Director                        Daniel J. Evans, Director



/S/ James E. Rottsolk                                           *
-------------------------------------            -------------------------------
James E. Rottsolk                                Kenneth W. Kennedy, Director
Chief Executive Officer and Director


/S/ Kenneth W. Johnson                                          *
-------------------------------------            ------------------------------
Kenneth W. Johnson                               John W. Titcomb, Jr., Director
Chief Financial Officer


/S/ Philissa Sargin                                             *
-------------------------------------            -------------------------------
Philissa Sargin                                  David N. Cutler, Director
Chief Accounting Officer



               *                                                *
-------------------------------------            -------------------------------
Stephen C. Kiely, Director                       Dean D. Thornton, Director


/S/   James E. Rottsolk
--------------------------------------------------------
* By: James E. Rottsolk
      Attorney-in-Fact